UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

Griffin Capital Essential Asset REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue,

Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3104696100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) held on June 12, 2013 (the “2013 Annual Meeting”), the following directors were each elected to serve as a director until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld
Kevin A. Shields	9,470,409	425,322
Gregory M. Cazel	9,464,354	431,377
Timothy J. Rohner	9,462,854	432,877

At the 2013 Annual Meeting, the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2013 was ratified by the following vote:

	Votes For	Votes Against	Votes Abstained
Ratification of Appointment of Ernst & Young LLP	9,390,715	67,487	437,529

At the 2013 Annual Meeting, an amendment to the Registrant’s charter (the “Charter Amendment”) was approved by the following vote:

	Votes For	Votes Against	Votes Abstained
Amendment to the Registrant’s Charter	9,245,252	85,957	564,523

The Charter Amendment clarifies certain language in the Registrant’s charter regarding the payment of disposition fees. This description of the Charter Amendment is qualified in its entirety by the Registrant’s Articles of Amendment, which are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment of Griffin Capital Essential Asset REIT, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: June 14, 2013	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer